                                                                   Exhibit 5.4


                                   LOGO


                                                              20th March, 1997


Sun International Hotels Limited,
Coral Towers,
Paradise Island,
The Bahamas

Sun International North America, Inc.,
1133 Boardwalk,
Atlantic City, N.J.  08401


Ladies and Gentlemen:

We have acted as counsel to Sun International Hotels Limited, a corporation organized and existing under the laws of the Commonwealth of The Bahamas ("Sun"), in connection with the filing by Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary of Sun ("SINA" and, together with Sun, "the Issuers"), and certain guarantors ("the Guarantors") with the Securities and Exchange Commission ("the Commission") of a registration statement on Form F-4 ("the Registration Statement") under the Securities Act of 1933 ("the Act"), for the purpose of registering the Issuers' offer to exchange ("the Exchange Offer") an aggregate principal amount at maturity of up to $200,000,000 of 9% Exchange Senior Subordinated Notes due 2007 ("the Exchange Notes") of the Issuers for a like principal amount at maturity of 9% Senior Subordinated Notes due 2007 ("the Outstanding Notes"). The Outstanding Notes are and the Exchange Notes are to be guaranteed by the Guarantors ("the Guarantees"). The Outstanding Notes have been and the Exchange Notes will be issued pursuant to an Indenture dated as of March 10, 1997 ("the Indenture") among the Issuers, the Guarantors and The Bank of New York as trustee ("the Trustee").

In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of officers of the Sun
International and the Bahamian Guarantors and of public officials, and other Instruments, and we have conducted such other investigations

OPINION LETTER                                               20th March, 1997
Registration Statement                Page 2



of fact and law as we have deemed necessary or appropriate for the purposes of this opinion. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of Sun International, the Bahamian Guarantors or their respective officers, or of public officials.

For the purposes of this opinion, we have assumed:

      (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all such documents submitted to us as copies;

      (b) that such documents as are expressed to be governed by laws other than those of the Commonwealth of The Bahamas constitute legal, valid and binding obligations of each party thereto and are enforceable in accordance with their respective terms under the laws by which they are expressed to be governed;

      (c) the capacity, power and authority of each of the parties to all documents other than Sun International and the Bahamaian Guarantors to execute, deliver and perform their respective obligations under same;

      (d) the due execution and delivery of all documents by or on behalf of each of the parties thereto other than Sun International and the Bahamian Guarantors; and

      (e) that the public records examined by us were at the time of our examination (which occurred not more than one week prior to the date hereof) up to date and accurate.

We are qualified to render opinions only as to the laws of the Commonwealth of The Bahamas applicable therein, and we express no opinion as the laws of any other jurisdiction.

Based upon and relying upon the foregoing (and subject to the assumptions and qualifications contained herein), we are of the following opinion:

      (i) Sun International and each of the Bahamian Guarantors has all the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Indenture and the Registration Statement to authorize, issue and sell the Securities and the Guarantees, as applicable, as contemplated by the Indenture and the Registration Statement;

OPINION LETTER                                                20th March, 1997
Registration Statement

                                    Page 3


(ii) the Securities have been duly and validly authorized, executed and delivered by Sun International, and the Guarantees have been duly and validly authorized, executed and delivered by the Bahamian Guarantors;

(iii) each of the Indenture and the Registration Statement has been duly and validly authorized, executed and delivered by Sun International and each of the Bahamian Guarantors;

(iv) the statements in the Registration Statement under the captions "Enforceability of Civil Liabilities" and "Tax Consequences - Certain Bahamian Tax Considerations," insofar as such statements constitute summaries of Bahamian statutes, regulations, legal and governmental proceedings and contracts to which Sun International or any of its subsidiaries is a party, have been reviewed by us and are accurate summaries thereof in all material respects;

(v) the execution, delivery and performance of the Indenture and the Registration Statement by Sun International and each of the Bahamian Guarantors, the issuance and sale of the Securities and the Guarantees, compliance by Sun International and each of the Bahamian Guarantors, as applicable, with all the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach or violation of (i) any Bahamian laws or administrative regulations
(ii) rulings or orders of any Bahamian court or governmental agency, body or official having jurisdiction over Sun International, and of its Bahamian subsidiaries or their respective properties or (iii) the respective Memoranda or Articles of Association of Sun International or any of its Bahamian subsidiaries;

(vi) no authorization, approval, consent or order of any governmental or regulatory agency, body or official or any court of the Commonwealth of The Bahamas is required to be obtained in connection with the issuance and sale of the Securities or the Guarantees or the consummation of the transactions contemplated by the Indenture and the Registration Statement; and

(vii) to the best of our knowledge, after due inquiry, neither Sun International nor any of its Bahamian subsidiaries is in default or violation of any Bahamian laws, administrative regulations or order of any court or governmental agency, body, department, authority, board or official or other regulatory body.

These opinions are subject to the following reservations:

OPINION LETTER                                               20th March, 1997
Registration Statement                Page 4


Any judgment obtained against Sun International or any Bahamian guarantor for liquidated amounts in civil matters, after due trial by a court of competent jurisdiction, and which is final and conclusive as to the issuers in contention, are actionable in the Bahamian courts and are impeachable only on the grounds of (a) fraud, (b) public policy and (c) natural justice.

Such enforceability may be limited (a) by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application now or hereafter in effect, including without limitation, laws limiting or affecting the enforcement of creditors' rights generally; (b) by the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity); and (c) by claims becoming barred under the Limitation Act or as claims may be or become subject to defenses of set-off or counterclaim.

The charge of a higher rate of interest in the event of default may amount to a penalty and as such may be unenforceable.

We hereby consent to reliance on the opinions expressed herein by Cravath, Swaine, & Moore, United States Counsel to Sun International, solely for the purpose of their respective opinions also to be rendered in connection with the Exchange Offer, and not in any other manner for any other purpose, or by any other persons, without our prior written consent.

We hereby consent to the use of our name under the captions "Legal
Matters" and "Enforceability of Civil Liabilities" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement and any amendments thereto, of this Opinion. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                        Yours faithfully,

                                        /s/ Harry B. Sands & Company

                                        HARRY B. SANDS & COMPANY